UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

QUANTUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800

San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On August 17, 2006, Quantum Corporation (the “Company”) issued a press release announcing that on August 22, 2006, the Company expects to complete the acquisition of Advanced Digital Information Corporation (“ADIC”) as contemplated by the Agreement and Plan of Merger by and among the Company, Agate Acquisition Corp. and ADIC, dated May 2, 2006 (the “Merger Agreement”), pending approval by ADIC shareholders at a special meeting on Friday, August 18, 2006. The Company also announced that ADIC shareholders will have until 5:00 p.m. EDT, on Aug. 18, to elect to receive 3.461 shares of Company common stock for each share of ADIC common stock (subject to pro rata limitations as described in the Company’s Registration Statement on Form S-4, as filed with the Commission on June 13, 2006 and amended on July 20, 2006) or to revoke their previous election, pursuant to the Merger Agreement.

The Merger Agreement is incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on May 5, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The attached press release is also filed pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

2.1	Agreement and Plan of Merger by and among Quantum Corporation, Agate Acquisition Corp. and Advanced Digital Information Corporation, dated May 2, 2006 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on May 5, 2006)

99.1	Press Release issued by Quantum Corporation, dated August 17, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Quantum Corporation

Dated: August 17, 2006	By:	/s/ Shawn Hall
Shawn Hall Vice President, General Counsel and Secretary